Exhibit (a)(4)

                            ARTICLES OF TRANSFER
              FROM MUNIHOLDINGS MICHIGAN INSURED FUND H, INC.,
                          A MARYLAND CORPORATION,
                TO MUNIYIELD MICHIGAN INSURED FUND II, INC.,
                           A MARYLAND CORPORATION


          THESE ARTICLES OF TRANSFER are made and entered into as of the 29th day of May, 2002, by and between MuniHoldings Michigan Insured Fund II, Inc., a Maryland corporation (the "Transferor"), and MuniYield Michigan Insured Fund II, Inc., a Maryland corporation (the "Transferee").

          FIRST: The Transferor agrees to transfer all of its property and assets to the Transferee as hereinafter set forth.

          SECOND: (a) The Transferor was incorporated under the laws of the State of Maryland.

                  (b) The Transferee was incorporated under the laws of the State of Maryland.

          THIRD: The name, address and principal place of business of the Transferee is MuniYield Michigan Insured Fund II, Inc., 800 Scudders Mill Road, Plainsboro, New Jersey 08536.

          FOURTH: The Transferor and the Transferee maintain their principal office in the State of Maryland in Baltimore City. Neither the Transferor nor the Transferee owns an interest in land in the State of Maryland.


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         FIFTH:   The terms and conditions of the transactions set forth in
these Articles of Transfer have been advised, authorized and approved by the Transferor in the manner and by the vote required by its Articles of Incorporation, as supplemented and amended, and the laws of the State of Maryland, at a telephonic meeting of the Board of Directors of the Transferor held on January 14, 2002, and by the subsequent approval of the stockholders of the Transferor at a meeting of the stockholders originally scheduled to be held on April 8, 2002 at 9:00 A.M. and ultimately adjourned to and held on May 15, 2002 at 9:00 A.M.

         SIXTH: The terms and conditions of the transaction set forth in these Articles of Transfer have been advised, authorized and approved by the Transferee in the manner and by the vote required by its Articles of Incorporation, as supplemented and amended, and the laws of the State of Maryland, at a meeting of the Board of Directors of the Transferee held on December 14, 2001, and by the subsequent approval of the stockholders of the Transferee at a meeting of the stockholders originally scheduled to be held on April 8, 2002 at 9:30 A.M. and ultimately adjourned to and held on May 15, 2002 at 9:30 A.M.

         SEVENTH: The nature of the consideration to be paid by the Transferee for the transfer of all of the assets of the Transferor shall be full shares of the Transferee's Common Stock and Auction Market Preferred Stock, Series B, of an aggregate net asset value or liquidation preference, as the case may be, equal (to the nearest one ten-thousandth of one cent) to the value of the assets of the Transferor acquired, reduced by the amount of liabilities assumed by the Transferee, both determined as of 4:00 P.M. on May 31, 2002.

         EIGHTH: These Articles of Transfer shall be effective at the very beginning of the day on June 3, 2002.

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


         IN WITNESS WHEREOF, the Transferor and the Transferee have caused these Articles to be signed in their name and on their behalf by their respective Vice Presidents and witnessed by their respective Secretaries on the day and year first above written.

ATTEST:                          MUNIHOLDINGS MICHIGAN INSURED FUND II, INC.


/s/ Stephen Benham               By:   /s/ Donald C. Burke
------------------------------     -------------------------------------------
Stephen Benham, Secretary        Donald C. Burke, Vice President and Treasurer


ATTEST:                          MUNIYIELD MICHIGAN INSURED FUND II, INC.


/s/ Alice A. Pellegrino          By:   /s/ Donald C. Burke
------------------------------      ------------------------------------------
Alice A. Pellegrino, Secretary   Donald C. Burke, Vice President and Treasurer


         THE UNDERSIGNED, Vice-President of the Transferor who executed on behalf of the Transferor the foregoing Articles of Transfer of which this certificate is made a part, hereby acknowledges in the name and on behalf of the Transferor the foregoing Articles of Transfer to be the corporate act of the Transferor and hereby certifies that to the best of his knowledge, information, and belief, the matters and facts set forth herein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.


                                       /s/ Donald C. Burke
                                 ---------------------------------------------
                                 Donald C. Burke, Vice President and Treasurer


         THE UNDERSIGNED, Vice-President of the Transferee who executed on behalf of the Transferee the foregoing Articles of Transfer of which this certificate is made a part, hereby acknowledges in the name and on behalf of the Transferee the foregoing Articles of Transfer to be the corporate act of the Transferee and hereby certifies that to the best of his knowledge, information, and belief, the matters and facts set forth herein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.


                                       /s/ Donald C. Burke
                                 ---------------------------------------------
                                 Donald C. Burke, Vice President and Treasurer



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